UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

Sezzle Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56267	81-0971660
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

251 N. 1st Ave.
Suite 200
Minneapolis, MN 55401
(Address of principal executive offices, including zip code)

(651) 504-5402
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02.	Unregistered Sales of Equity Securities.

On July 14, 2021, Sezzle Inc. (the “Company) has agreed to sell to a subsidiary of Discover Financial Services (“Discover”) $30,000,000 of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at the price of $6.58 per share, which equates to 4,559,270 shares of Common Stock to be issued by the Company. The issuance of the Common Stock will be made pursuant to Section 4(a)(2) as a transaction not involving a public offering under the Securities Act of 1933, as amended (the “Act”).

Item 7.01.	Regulation FD Disclosure.

On July 15, 2021, the Company issued a press release announcing that Discover has entered into an agreement with the Company to acquire $30 million of the Company’s Common Stock, at the price of $6.58 per share, which equates to 4,559,270 shares of Common Stock, and the parties propose to enter into an arrangement to expand upon their current partnership. A copy of this press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company, under the Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company, dated July 15, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEZZLE INC.

Date: July 16, 2021	By:	/s/ Charles Youakim
Charles Youakim
Chief Executive Officer